"THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED
         TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT, DATED AS OF MAY 27, 2002 (AS AMENDED), AMONG THE ENTITIES THERETO, WHICH INCLUDE THE MAKER HEREOF, THE PAYEE NAMED HEREIN, AND FLEET NATIONAL BANK, AS AGENT."

                                      NOTE

                                                              New York, New York
                                                           As of August 16, 2002

            FOR VALUE RECEIVED, the undersigned, CROSS MEDIA MARKETING CORPORATION, a Delaware corporation with its principal offices and place of business at 461 Fifth Avenue, New York, New York 10017 (the "Borrower"), promises to pay to the order of LANCER OFFSHORE, INC. (the "Lender"), at c/o Lancer Management Group, 375 Park Avenue, Suite 2006, New York, New York 10152 or at such other place as may be designated from time to time by the Lender, the unpaid amount of all sums that have been advanced to or for the benefit of the Borrower in accordance with the terms hereof, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), lawful money of the United States of America, plus all accrued and unpaid interest (as provided for in this Note) through the Repayment Date (defined below). This Note amends and restates the $1,500,000 principal amount note issued to the Lender on May 27, 2002 (the "Original Note").

      1.    Principal and Interest

            Borrower shall pay the entire unpaid principal balance hereunder and accrued and unpaid interest thereon (accruing from the date of issuance of the Original Note) on the fifth business day following demand by Lender on or after February 16, 2003 (the "Maturity Date").

            The principal amount of this Note outstanding from time to time shall bear interest at the annual rate of 6% from the date of issuance of this Note through November 27, 2002 and at an annual rate of 10% from November 28, 2002 through and including the date the entire principal amount of this Note is repaid (the "Repayment Date").

            There shall be no prepayment premium in the event the Borrower prepays any principal or accrued interest thereon.

      2.    Conversion

            (a) If this Note is not paid in full on the Maturity Date, the Lender may, at its option, at any time prior to the Repayment Date, convert all or a portion of the then outstanding principal amount of this Note and/or accrued and unpaid interest thereon, into shares of common stock, par value $.001 per share of the Company (the "Common Stock"), at the initial conversion rate of $1.91 of principal and/or interest for one share of Common Stock (the "Conversion Rate"), subject to adjustment as provided below.

            (b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares (each of (i) through (iii) an "Action"), then the Conversion Rate shall be adjusted to be equal to the product of (i) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such Action and the denominator of which is the number of shares of Common Stock outstanding immediately following such Action, multiplied by (ii) the Conversion Rate immediately prior to such Action. An adjustment made pursuant to this Subsection 2(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            (c) In the event of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Note shall have the right thereafter to receive on the conversion of this Note the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Note been converted immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interests thereafter of the Holder of this Note to the end that the provisions set forth in this Section 2 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Note. The above provisions of this Subsection 2(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Note shall be responsible for all of the agreements and obligations of the Company hereunder. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

            (d) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 2(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 2 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Rate, in addition to those required by this Section 2, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

            (e) If, as a result of an adjustment made pursuant to this Section 2, the Holder of this Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of this Note promptly after such adjustment) shall determine the allocation of the adjusted Conversion Rate between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

      3.    Warrants

            In the event that this Note is not repaid on or prior to February 16, 2003 (the "Trigger Date"), the Borrower shall issue to the Lender a warrant, in the form attached as Exhibit A hereto, to purchase a number of shares of its common stock, par value $0.001 per share Common Stock equal to 500,000 multiplied by the Outstanding Percentage (defined below). The "Outstanding Percentage" on the Trigger Date shall mean the principal amount of this Note outstanding on the Trigger Date divided by $1,650,000.

      4.    Subordination

            Notwithstanding any other term or provision contained in this Note, all obligations, liabilities and indebtedness of the Borrower now or hereafter existing, whether fixed or contingent and whether for principal, interest (including interest accruing after the filing of a petition under the Federal Bankruptcy Code, to the extent allowed), fees, expenses or otherwise ("Debt") in respect of this Note, are subordinated and junior in right of payment to all Debt under the Credit Agreement dated as of March 19, 2002 (as amended), by and among the Borrower, Media Outsourcing, Inc., National Syndications, Inc. and Preferred Consumer Marketing, Inc., as joint and several borrowers, the banks, financial institutional lenders party thereto, and Fleet as agent and issuing lender (the "Credit Agent"), to the extent provided in the Subordination Agreement dated as of May 27, 2002, as amended through the date hereof, by and among the Lender and Fleet National Bank, as agent and issuing lender.

      5.    Miscellaneous

            This Note may not be waived, changed, modified or discharged orally, but only by agreement in writing signed by the party against whom any enforcement of any waiver, change modification or discharge is sought.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. BORROWER HEREBY WAIVES THE RIGHT TO A JURY TRIAL AND CONSENTS TO JURISDICTION IN THE FEDERAL OR STATE COURTS OF THE STATE OF NEW YORK WITH RESPECT TO THE ENFORCEMENT OF THE TERMS HEREOF AND THE COLLECTION OF THE OBLIGATIONS HEREUNDER.

            IN WITNESS WHEREOF, the Borrower has duly executed this Note the day and year first above written.

                                        CROSS MEDIA MARKETING CORPORATION

                                        By: /s/ Ronald Altbach
                                            ------------------------------------
                                            Ronald Altbach
                                            Chairman and Chief Executive Officer